Exhibit 23

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of AFG Investment Trust A of our report dated May 10, 2002, on the financial statements of AFG Investment Trust A, included in the 2001 Annual Report to the Participants of AFG Investment Trust A.

                              /s/  ERNST  &  YOUNG  LLP


Tampa,  Florida
May  15,  2002